Exhibit 99.1

Towerstream Reports Second Quarter 2017 Results and Progress in Key Performance Indicators

MIDDLETOWN, R.I., August 11, 2017 (GLOBE NEWSWIRE) -- Towerstream Corporation (OTCQB:TWER), a fixed wireless fiber alternative provider, today announced financial results for the second quarter ended June 30, 2017.

OVERVIEW

“We are very pleased with our progress during the quarter, and are confident we are on the right track for future growth,” said Ernest Ortega, chief executive officer of Towerstream. “We achieved a 10% sequential increase in sales and an 18% increase in sales productivity compared to the first quarter, with other metrics showing stabilization and improvement.”

“We believe the initiatives we put in place during 2016 and 2017 have and will continue to create a more sustainable business model that will enable us to take full advantage of the fast-paced, growing demand for fixed wireless broadband services for businesses,” he added.

KEY PERFORMANCE INDICATORS

Key performance indicators (KPIs) trends are shown below:

	Quarters Ended
	June 30,	March 31,	December 31,	June 30,
	2017	2017	2016	2016

Sales	$163	$148	$122	$130
Install -ARPU	542	502	490	371
Churn	1.48%	1.39%	1.52%	1.59%

Revenue	6,518	6,572	6,625	6,872
EBITDA	247	247	(543)	111

Amounts in thousands, except ARPU and Churn

Certain prior period metrics have been recalculated in order to achieve consistency

Sales

Sales of $163,000 increased 10% from the first quarter of 2017 and were up 25% from the second quarter of 2016. Reported sales represent the monthly revenue value of contracts signed with customers during the period.

“We are especially pleased with the recent trend toward higher sales and longer-term contracts with our customers. Our second quarter average sales productivity increased 18% over the prior quarter. In addition, 88% of the contracts signed to date in 2017 are for terms ranging from 12 to 48 months. This represents an increase of 52% over 2016,” said Ortega. “We are gratified with the progress we are making on our strategies to increase both sales volume and velocity. These strategies include a more disciplined approach to identifying and targeting customers, a new methodology for marketing our products to end users and the implementation of professional sales and development training,” said Ortega.

Install Average Revenue Per Unit (ARPU)

The average revenue per user (ARPU) for new sales contracts signed during the second quarter was $542, a 46% increase from the prior year quarter.

Ortega said, "While we continue to see improvements in this key performance indicator, we are working to drive further increases. We believe our competitive advantages including the speed-to-market benefits of fixed wireless, the reliability of our network and our ability to provide a carrier-class internet connection at very competitive rates, will enable us to further increase our ARPU as we move forward.”

Churn

The churn rate was 1.48% in the second quarter of 2017, an improvement of 7% from the second quarter of 2016. Churn is the normal monthly attrition of revenue in the internet connectivity industry.

“This is our second consecutive quarter with a churn rate below 1.5% and reflects our commitment to building and maintaining strong long-term customer relationships. It also is a good indication that our churn is now on par with the rest of the industry which should help our growth in future revenues,” added Ortega.

Revenue

The revenue value of all active installations was $6.5 million in the second quarter of 2017, consistent with the first quarter of 2017.

“Revenues are stabilizing and we are poised for growth. We are encouraged by the level of new customer installations and adds in the second quarter, which was the highest since the fourth quarter of 2015. With these positive indicators, we believe we will begin to see an improvement in revenues in coming quarters,” said Ortega.

EBITDA (Non-GAAP measurement)

Earnings before interest, taxes, depreciation, and amortization (EBITDA) for continuing operations and excluding non-cash charges for stock-based compensation were $247,000 for the second quarter of 2017. This was consistent with the first quarter, but up significantly from $111,000 in the second quarter of 2016.

“Our steady improvement in EBITDA over the past year is due to our overriding focus on driving sales, streamlining operations and increasing efficiency. Our efforts are gaining traction and we look forward to further progress,” said Laura W. Thomas, chief financial officer of Towerstream.

SUMMARY

“Our main objective in 2017 has been the execution of our recently implemented strategic plan, designed to build a strong foundation for future growth. We are very pleased with our progress to date and remain confident in our ability to continue this trend. During this execution and transformation phase, Towerstream will remain opportunistic and look for investment opportunities to increase the velocity of our growth,” Ortega added.

FINANCIAL STATEMENTS

Summary Statement of Operations for the Three Months Ended June 30, 2017 and 2016
(Amounts in millions except loss per share)
	2017	2016

Revenues	$6.5	$6.9
Operating expenses	8.7	9.9
Operating loss	(2.2)	(3.0)
Interest expense & other income	(1.3)	(1.6)
Loss from continuing operations	(3.5)	(4.6)
Loss from discontinued operations	-	(0.1)
Net loss	$(3.5)	$(4.7)

Loss per share (basic and diluted):
Continuing operations	$(0.24)	$(1.36)
Discontinued operations	-	(0.02)
Total	$(0.24)	$(1.38)

Summary Balance Sheets as of June 30, 2017 and December 31, 2016
(Amounts in millions)
	2017	2016

Cash	$9.0	$12.3
Other current assets	1.2	1.1
Total current assets	10.2	13.4
Property and equipment (net)	13.0	15.3
Intangibles, goodwill, and other	4.9	5.7
Total assets	$28.1	$34.4

Current liabilities - Continuing operations	$2.9	$3.3
Current liabilities - Discontinued operations	1.1	1.2
Current liabilities - Note payable (net)	-	31.5
Total current liabilities	4.0	36.0
Long-term liabilities - Note payable (net)	32.7	-
Long-term liabilities - Other	0.9	1.2
Total liabilities	37.6	37.2
Stockholders' Deficit	(9.5)	(2.8)
Total liabilities and equity (deficit)	$28.1	$34.4

NON-GAAP MEASURES

The KPIs discussed above used for the monitoring of the Company's business performance are Non-GAAP measures.  These Non-GAAP measures are not recognized under Generally Accepted Accounting Principles ("GAAP") and, accordingly, investors are cautioned about using or relying on them as alternatives to recognized GAAP measures.  Our methods of calculating these measures may not be comparable to similar measures presented by other companies.

ABOUT TOWERSTREAM CORPORATION

Towerstream Corporation (OTCQB:TWER) (www.towerstream.com) is a leading Fixed-Wireless Fiber Alternative company delivering high-speed Internet access to businesses.  The Company offers broadband services in twelve urban markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Houston, Las Vegas-Reno, and the greater Providence area.

SAFE HARBOR

Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective.  Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations.  Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein.  The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

INVESTOR CONTACT

Laura W. Thomas

Chief Financial Officer

Towerstream

401-608-8277

lthomas@towerstream.com

Source: Towerstream